Exhibit 21.1

SUBSIDIARIES OF OSG INTERNATIONAL, INC.

The following table lists all subsidiaries of OSG International, Inc. and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies and subsidiaries which, if considered in the aggregate as a single entity, would not constitute a significant entity. All of the entities named below are corporations, unless otherwise noted.

Company	Where Incorporated, Organized or Domiciled
Alcesmar Limited	Marshall Islands
Alcmar Limited	Marshall Islands
Amalia Product Corporation	Marshall Islands
Ambermar Product Carrier Corporation	Marshall Islands
Andromar Limited	Marshall Islands
Antigmar Limited	Marshall Islands
Antilles Bulk Holdings N.V.	Curaҫao
Ariadmar Limited	Marshall Islands
Atalmar Limited	Marshall Islands
Athens Product Tanker Corporation	Marshall Islands
Aurora Shipping Corporation	Marshall Islands
Batangas Tanker Corporation	Marshall Islands
Cabo Hellas Limited	Marshall Islands
Cabo Sounion Limited	Marshall Islands
Caribbean Tanker Corporation	Marshall Islands
Carl Product Corporation	Marshall Islands
Clean Products International Ltd.	Marshall Islands
Concept Tanker Corporation	Marshall Islands
Delta Aframax Corporation	Marshall Islands
Eighth Aframax Tanker Corporation	Marshall Islands
Epsilon Aframax Corporation	Marshall Islands
ERN Holdings Inc.	Panama
First Pacific Corporation	Marshall Islands
First Union Tanker Corporation	Marshall Islands
Fourth Spirit Holding N.V.	Curaҫao
Front President Inc.	Marshall Islands
Front Tobago Shipping Corporation	Marshall Islands
Goldmar Limited	Marshall Islands
Jademar Limited	Marshall Islands
Kimolos Tanker Corporation	Marshall Islands
Kythnos Chartering Corporation	Marshall Islands
Leyte Product Tanker Corporation	Marshall Islands
Luxmar Product Tanker Corporation	Marshall Islands
Majestic Tankers Corporation	Marshall Islands
Maple Tanker Corporation	Marshall Islands
Maremar Product Tanker Corporation	Marshall Islands
Milos Product Tanker Corporation	Marshall Islands
Mindanao Tanker Corporation	Marshall Islands
Oak Tanker Corporation	Marshall Islands
Oceania Tanker Corporation	Marshall Islands
OIN Chartering, Inc.	Marshall Islands
OIN Delaware LLC	Delaware (1)
Oleron Tanker S.A.	Panama

Company	Where Incorporated, Organized or Domiciled
OSG Clean Products International, Inc.	Marshall Islands
OSG Lightering LLC	Liberia (2)
OSG-NNA Ship Management Services, Inc.	Philippines
OSG Ship Management (GR) Ltd.	Marshall Islands
OSG Ship Management (UK) Ltd.	United Kingdom
OSG Ship Management Manila Inc.	Philippines
Overseas Shipping (GR) Ltd.	Marshall Islands
Panamax International Ltd.	Marshall Islands
Panamax International Shipping Company Ltd.	Marshall Islands
Pearlmar Limited	Marshall Islands
Petromar Limited	Marshall Islands
Reliance Shipping B.V.	Netherlands
Reymar Limited	Marshall Islands
Rich Tanker Corporation	Marshall Islands
Rosalyn Tanker Corporation	Marshall Islands
Rosemar Limited	Marshall Islands
Rubymar Limited	Marshall Islands
Sakura Transport Corp.	Marshall Islands
Samar Product Tanker Corporation	Marshall Islands
Serifos Tanker Corporation	Marshall Islands
Seventh Aframax Tanker Corporation	Marshall Islands
Ship Paying Corporation No. 3	Liberia
Shirley Aframax Corporation	Marshall Islands
Shirley Tanker SRL	Barbados (3)
Sifnos Tanker Corporation	Marshall Islands
Silvermar Limited	Marshall Islands
Sixth Aframax Tanker Corporation	Marshall Islands
Skopelos Product Tanker Corporation	Marshall Islands
Spirit Shipping B.V.	Netherlands
Star Chartering Corporation	Marshall Islands
Third United Shipping Corporation	Marshall Islands
1372 Tanker Corporation	Marshall Islands
Tokyo Transport Corp.	Marshall Islands
Urban Tanker Corporation	Marshall Islands
View Tanker Corporation	Marshall Islands

(1) This entity is a Delaware limited liability company.

(2) This entity is a Liberian limited liability company.

(3) This entity is a Barbados society with restricted liability.